Registration No.CIK #0000313867

		       SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C. 20549

				     FORM S-8

			    REGISTRATION STATEMENT
				     UNDER
			   THE SECURITIES ACT OF 1933
			   --------------------------

			   TRIAD SYSTEMS CORPORATION
			   -------------------------
	 (Exact name of registrant as specified in its charter)

	   Delaware                            94-2160013
- ----------------------------               ------------------
(State or other jurisdiction               (I.R.S. Employer
of incorporation or                        Identification No.)
organization)

			      3055 Triad Drive
		     Livermore, California  94550-9559
      ----------------------------------------------------
      (Address of principal executive offices)  (Zip code)

			TRIAD SYSTEMS CORPORATION
      AMENDED AND RESTATED OUTSIDE DIRECTORS STOCK OPTION PLAN
      --------------------------------------------------------
			(Full title of the plan)

			   James R. Porter, President
			    Triad Systems Corporation
				3055 Triad Drive
			Livermore, California 94550-9559
		   --------------------------------------
		   (Name and address of agent for service)

Telephone number, including area code, of agent for service:
510/449-0606

This registration statement, including all exhibits and attachments, contains 10 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.




		 CALCULATION OF REGISTRATION FEE


					  Proposed    Proposed
Title of                  maximum     maximum
securities    Amount      offering    aggregate    Amount of
to be         to be       price per   offering     registration
registered    registered  share <F1>  price <F1>   fee <F1>
- ----------    ----------  ----------  -----------  ------------

Common Stock  28,000      $5.34       $149,520.00   $51.58
($0.001 par
value)

Minimum
registration
fee                                                $100.00





















<F1>    Estimated pursuant to Rule 457 solely for purposes of
calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on January 24, 1994, as reported on the National Association of Securities Dealers Automated Quotations system.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

		Triad Systems Corporation ("the Company") hereby incorporates by reference in this registration statement the following documents:

		(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended September 30, 1993, as filed with the Commission on December 21, 1993.

		(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

		(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

		All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

		The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

		Not applicable.

Item 6. Indemnification of Directors and Officers

		Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

		The certificate of incorporation of the Company includes the provision authorized by Delaware law to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Company's By-Laws provide that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which require the Company, among other things, to advance expenses to the indemnified party in certain circumstances, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms.

Item 7. Exemption From Registration Claimed

		Inapplicable.

Item 8. Exhibits

		See Exhibit Index.

Item 9. Undertakings

		(a)     Rule 415 Offering

		The undersigned registrant hereby undertakes:

		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)     To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

			(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

			(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) Filing incorporating subsequent Exchange Act documents by reference

		The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h) Request for acceleration of effective date or filing of registration statement on Form S-8

		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

			    SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 21st day of January, 1994.

				 TRIAD SYSTEMS CORPORATION



				 By: /s/ James R. Porter
				    James R. Porter
				    President and Chief Executive Officer
				    (Principal Executive Officer)

POWER OF ATTORNEY

	The officers and directors of Triad Systems Corporation whose signatures appear below, hereby constitute and appoint James R. Porter and Jerome W. Carlson and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on January 21, 1994.


Signature                                       Title
- ---------                                       ------

/s/ James R. Porter                     President, Chief Executive
James R. Porter                         Officer, Director (Principal
					Executive Officer)


/s/ Jerome W. Carlson                   Vice President of Finance
Jerome W. Carlson                       and Chief Financial Officer,
					Corporate Secretary
					(Principal Financial Officer)


/s/ Bruce Blanco                        Controller (Principal
Bruce Blanco                            Accounting Officer)




/s/ George O. Harmon                    Director
George O. Harmon



/s/ Henry M. Gay                        Director
Henry M. Gay



/s/ Richard C. Blum                     Director
Richard C. Blum



/s/ William W. Stevens                  Director
William W. Stevens



EXHIBIT INDEX


	4.1 Restated Certificate of Incorporation of Triad Systems Corporation filed July 8, 1993, is incorporated by reference from Exhibit No. 3.1 to the annual report on Form 10-K for the Company's latest fiscal year ended September 30, 1993, as filed with the Commission on December 21, 1993.

	4.2     Amended and Restated By-Laws of Triad Systems
Corporation, a Delaware corporation, are incorporated by reference from Exhibit No. 3.4 to the Company's Registration
Statement on Form S-4 (No. 33-53038) effective November 25, 1992.

	4.3     Amended and Restated Rights Agreement dated as of
December 6, 1993, is incorporated by reference from Exhibit No.
4.2 to the annual report on Form 10-K for the Company's latest fiscal year ended September 30, 1993, as filed with the Commission on December 21, 1993.

	5       Opinion re legality                                        9

	23.1    Consent of Counsel (included in Exhibit 5)

	23.2    Consent of Independent Auditors                           10

	24      Power of Attorney (included in signature pages to this
registration statement)


EXHIBIT 5


			  January 28, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

		Re:  Triad Systems Corporation
		     Amended and Restated Outside Directors
		     Stock Option Plan
		     Registration Statement on Form S-8

Ladies and Gentlemen:

	As legal counsel for Triad Systems Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 28,000 shares of the Common Stock of the Company which may be issued pursuant to the Triad Systems Corporation Amended and Restated Outside Directors Stock Option Plan (the "Plan"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

	We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California. Based on such examination, we are of the opinion that the 28,000 shares of Common Stock which may be issued pursuant to the Plan are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration
Statement.

					Respectfully submitted,

					/s/ Gray Cary Ware & Freidenrich
					GRAY CARY WARE & FREIDENRICH
					A Professional Corporation






EXHIBIT 23.2






CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Triad Systems Corporation and subsidiaries on Form
S-8 of our report dated October 21, 1993, on our audits of the consolidated financial statements and financial statement schedules of Triad Systems Corporation and subsidiaries as of September 30, 1993 and 1992, and for the years ended
September 30, 1993, 1992 and 1991, which report is incorporated by reference in the 1993 Annual Report on Form 10-K.



/s/ Coopers & Lybrand


COOPERS & LYBRAND



San Jose, California
January 28, 1994